EXHIBIT 99.1

Salona Global Announces the Debut of the Biodex Reactive Step Trainer, a Revolutionary Balance
Training System to Reduce Falls; Commences AI Enabled Software Component

New York, New York, December 18, 2023 - Salona Global Medical Device Corporation (the "Company") (TSXV:SGMD), announced today the debut of the Biodex Reactive Step Trainer ("RST"): A revolutionary medical device that combines Biodex Rehab's industry leading gait trainer platform with a clinically proven perturbation training system.

There is a critical need for a proactive approach to fall prevention as the world's population is aging1. One in three people over the age of 65 experience at least one fall each year and those falls are the leading cause of fatal and nonfatal injuries in older adults2.

The RST can help by retraining the neuromuscular system to respond when a person becomes off balance, with the aim of creating muscle memory when recovering from a trip or slip in a controlled environment.

The Company plans to launch the product in the United States at the American Physical Therapy Association, Combined Sections Meeting in Boston on February 15th - 17th, 2024.

Available for shipment to customers globally in 2024, the RST medical device further extends the Biodex institutional grade technology and intellectual property to the 48,000+ physical therapy rehabilitation centers3 and the approximately 30,600+ independent living communities in the United States alone4.

Additionally, the Company is engaging Limmi, a healthcare artificial intelligence platform company, to develop predictive capabilities for the RST using machine learning from data collected by the device for each individual patient.

"After a record revenue quarter generating a profit, we have debuted another exciting product that has the potential to increase revenue at Biodex," said Mike Seckler, CEO. "Along with the portable SpaceTek Knee™ product we debuted last month, we envision the RST being a staple product for clinics globally. We have two new products that expand our market and that is setting up for a fantastic year in 2024".

For more information please contact:

Mike Seckler

Chief Executive Officer

Tel: 1 (800) 760-6826

Email: Info@Salonaglobal.com

Additional Information

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Certain statements contained in this press release constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These statements can be identified by the use of forward-looking terminology such as "expects" "believes", "estimates", "may", "would", "could", "should", "potential", "will", "seek", "intend", "plan", and "anticipate", and similar expressions as they relate to the Company, including: the Company changing its name; the timing of launch and shipment of the RST; and the anticipated uses of the RST and the results of such use.

All statements other than statements of historical fact may be forward-looking information. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions, including: completion of field testing to collect user experience and clinical data; the availability of RST components; and the active participation of the Company at the Boston meetings. The Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include but are not limited to the general business and economic conditions in the regions in which the Company operates; the ability of the Company to execute on key priorities, including the successful completion of acquisitions, business retention, and strategic plans and to attract, develop and retain key executives; difficulty integrating newly acquired businesses; ongoing or new disruptions in the supply chain, the extent and scope of such supply chain disruptions, and the timing or extent of the resolution or improvement of such disruptions; the ability to implement business strategies and pursue business opportunities; disruptions in or attacks (including cyber-attacks) on the Company's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which  the Company is exposed; the failure of third parties to comply with their obligations to  the Company or its affiliates; the impact of new and changes to, or application of, current laws and regulations; granting of permits and licenses in a highly regulated business; the overall difficult litigation environment, including in the United States; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; the availability of funds and resources to pursue operations; critical accounting estimates and changes to accounting standards, policies, and methods used by the Company; the occurrence of natural and unnatural catastrophic events and claims resulting from such events; as well as those risk factors discussed or referred to in the Company's disclosure documents filed with United States Securities and Exchange Commission and available at www.sec.gov, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedarplus.ca. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking information is expressly qualified in its entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking information. The forward-looking information included in this press release is made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.

1. https://www.who.int/news-room/fact-sheets/detail/ageing-and-health

2. https://www.cdc.gov/injury/features/older-adult-falls/index.html

3. https://www.ibisworld.com/industry-statistics/number-of-businesses/physical-therapy-rehabilitation-centers-united-states/#:~:text=Questions%20Clients%20Ask%20About%20This%20Industry&text=There%20are%2048%2C698%20Physical%20Therapy,increase%20of%203.6%25%20from%202021

4. https://www.ahcancal.org/Assisted-Living/Facts-and-Figures/Pages/default.aspx